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                                                                   Exhibit 99.B1

                            ARTICLES OF INCORPORATION
                                       OF
                         LINCOLN RENAISSANCE FUNDS, INC.


         I, the incorporator, HELEN J. MCSWEENEY, whose post office address is 321 North Clark Street, Suite 3300, Chicago, Illinois 60610, being at least eighteen years of age, am, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, forming a corporation.

                                    ARTICLE I
         The name of the corporation (hereinafter called the "Corporation") is Lincoln Renaissance Funds, Inc.

                                   ARTICLE II
                                    Purposes
         The purpose for which the Corporation is formed is to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereinafter in force.

                                   ARTICLE III
                               Address in Maryland
         The post office address of the place at which the principal office of the Corporation in the State of Maryland is located is


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c/o CT Corporation System, 32 South Street, Baltimore, Maryland 21202.
         The name of the Corporation's resident agent is the CT Corporation System and its post office address is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland.

                                   ARTICLE IV
                                  Common Stock
         Section 1. The total number of shares of capital stock which the
Corporation shall have authority to issue is One Million (1,000,000) shares of the par value of $.01 per share and of the aggregate par value of $10,000 to be divided initially into four classes, consisting of 250,000 shares of Class A Common Stock, 250,000 shares of Class B Common Stock, 250,000 shares of Class C Common Stock and 250,000 shares of Class D Common Stock.
         Section 2. The Board of Directors may, in its discretion, classify and reclassify any unissued shares of the capital stock of the Corporation into one or more additional or other classes or series by setting or changing in any one or more respect the designations, conversion or other rights, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series. If designated by the Board of Directors, particular classes or

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series of capital stock may relate to separate portfolios of investments.
         Section 3. Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class and series of capital stock of the Corporation shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes or series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each such class or series of capital stock.
         Section 4. Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the

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Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended (the "Investment Company Act"), and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to paragraph (c) below, the shares of all other classes and series not entitled to a separate vote shall vote together as a single class; and (c) as to any matter which in the judgment of the Board of Directors (which shall be conclusive) does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the one or more affected classes and series shall be entitled to vote. The presence in person or by proxy of the holders of record of one-third of the shares of all classes or series issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation and except that where the holders of shares of any class or series are entitled to a

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separate vote as a class or series (a "Separate Class") or where the holders of shares of two or more (but not all) classes are required to vote as a single class or series ("Combined Class"), the presence in person or by proxy of the holders of record of one-third of the shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote.
         Section 5. Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of shares of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation (as such liabilities may affect one or more of the classes of shares of capital stock of the Corporation), to share ratably in the remaining net assets of the Corporation; provided, however, that in the event the capital stock of the Corporation shall be classified or reclassified into series, holders of any shares of capital stock within such series shall be entitled to share ratably out of assets belonging to such series pursuant to the provisions of Section 7(c) of this Article V.
         Section 6. Each share of any class of the capital stock of the Corporation, and in the event the capital stock of the Corporation shall be classified or reclassified into series, each

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share of any class of capital stock of the Corporation within such series shall be subject to the following provisions.
                  (a) The net asset value of each outstanding share of capital stock of the Corporation (or of a class or series, in the event the capital stock of the Corporation shall be so classified or reclassified) subject to subsection (b) of this
                           Section 6, shall be the quotient obtained by dividing the value of the net assets of the Corporation (or the net assets of the Corporation attributable or belonging to the class or series as designated by the Board of Directors pursuant to Articles Supplementary) by the total number of outstanding shares of capital stock of the Corporation (or of such class or series, in the vent the capital stock of the Corporation shall be classified or reclassified into series). Subject to subsection (b) of this Section 6, the value of the net assets of the Corporation (or of such class or series in the event the capital stock of the Corporation shall be classified or reclassified into series) shall be determined pursuant to the procedures or methods (which procedures or methods, in the event the capital stock of the Corporation shall be classified or reclassified into series, may differ from class to

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                           class or from series to series) prescribed or
                           approved by the Board of Directors in its discretion, and shall be determined at the time or times (which time or times may, in the event the capital stock of the Corporation shall be classified into classes or series differ from series to series) prescribed or approved by the Board of Directors in its discretion. In addition, subject to subsection (b) of this
                           Section 6, the Board of Directors, in its discretion, may suspend the daily determination of net asset value of any share of any series or class of capital stock of the Corporation.
                  (b) The net asset value of each share of the capital stock of the Corporation or any class or series thereof shall be determined in accordance with any applicable provision of the Investment Company
                           Act, any applicable rule, regulation or order of the Securities and Exchange Commission thereunder, and any applicable rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934.
                  (c) All shares now or hereafter authorized shall be subject to redemption and redeemable at the option of the stockholder pursuant to the applicable provisions of the Investment Company Act and laws

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                           of the State of Maryland, including any applicable
                           rules and regulations thereunder. Each holder of a share of any class or series upon request to the corporation (if such holder's shares are certificated, such request being accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer), shall be entitled to require the Corporation to redeem all or any part of such shares standing in the name of such holder on the books of the Corporation (or as represented by share, certificates surrendered to the Corporation by such redeeming holder) at a redemption price per share determined in accordance with subsection (a) of this Section 6.
                  (d) Notwithstanding subsection (c) of this Section 6, the Board of Directors of the Corporation may suspend the right of the holders of shares of any or all classes or series of capital stock to require the Corporation to redeem such shares or may suspend any purchase of such shares.
                                    (i)     for any period (A) during which the
                                            New York Stock Exchange is closed,
                                            other than customary weekend and
                                            holiday closings, or (B) during
                                            which trading of

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                                            the New York Stock Exchange is
                                            restricted;
                                    (ii)    for any period during which an
                                            emergency, as defined by the rules
                                            of the Securities and Exchange
                                            Commission or any successor thereto,
                                            exists as a result of which (A)
                                            disposal by the Corporation of
                                            securities owned by it and belonging
                                            to the affected series of capital
                                            stock (or the Corporation, if the
                                            shares of capital stock of the
                                            Corporation have not been classified
                                            or reclassified into series) is not
                                            reasonably practicable, or (B) it is
                                            not reasonably practicable for the
                                            Corporation fairly to determine the
                                            value of the net assets of the
                                            affected series of capital stock; or
                                    (iii)   for such other periods as the
                                            Securities and Exchange Commission
                                            or any successor thereto may by
                                            order permit for the protection of
                                            the holders of shares of capital
                                            stock of the Corporation.
                  (e) All shares of the capital stock of the Corporation now or hereafter authorized shall be subject to

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                           redemption and redeemable at the option of the
                           Corporation. The Board of Directors may by resolution from time to time authorize the Corporation to require the redemption of all or any part of the outstanding shares of any class or series upon the sending of written notice thereof to each holder whose shares are to be redeemed and upon such terms and conditions as the Board of Directors, in its discretion, shall deem advisable, out of funds legally available therefor, at the net asset value per share of that class or series determined in accordance with subsections (a) and (b) of this
                           Section 6 and take all other steps deemed necessary or advisable in connection therewith.
                  (f) The Board of Directors may by resolution from time to time authorize the purchase by the Corporation, either directly or through an agent, of shares of any class or series of the capital stock of the Corporation upon such terms and conditions and for such consideration as the Board of Directors, in its discretion, shall deem advisable out of funds legally available therefor at prices per share not in excess of the net asset value per share of that class or series determined in accordance with subsections (a) and (b) of this Section 6 and to

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                           take all other steps deemed necessary or advisable
                           in connection therewith.
                  (g) Except as otherwise permitted by the Investment Company Act, payment of the redemption price of shares of any class or series of the capital stock of the Corporation surrendered to the Corporation for redemption pursuant to the provisions of subsection (c) of this Section 6 or for purchase by the Corporation pursuant to the provisions of subsections (e) or (f) of this Section 6 shall be made by the Corporation within seven days after surrender of such shares to the Corporation for such purpose. Any such payment may be made in whole or in part in portfolio securities or in cash, as the Board of Directors, in its discretion, shall deem advisable, and no stockholder shall have the right, other than as determined by the Board of Directors, to have his or her shares redeemed in portfolio securities.
                  (h) In the absence of any specification as to the purposes for which shares are redeemed or repurchased by the Corporation, all shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by the laws of the State of Maryland. Shares of any class or series retired by repurchase or

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                           redemption shall thereafter have the status of
                           authorized but unissued shares of such class or series.
         Section 7. In the event the Directors shall authorize the classification or reclassification of shares into classes or series, the Board of Directors may (but shall not be obligated to) provide that each class or series shall have the following powers, preferences and voting or other special rights, and the qualifications, restrictions and limitations thereof shall be as follows:
                  (a) All consideration received by the Corporation for the issue or sale of shares of capital stock of each series, together with all income, earnings, profits, and proceeds received thereon, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, payments and funds, including any proceeds derived from the sale, exchange or liquidation thereof and any assets derived from any

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                           reinvestment of such proceeds in whatever form the
                           same may be, are herein referred to as "assets belonging to" such series.
                  (b) The Board of Directors may from time to time declare and pay dividends or distributions, in additional shares of capital stock of such series or in cash, on any, or all series of capital stock, the amount of such dividends and the means of payment being wholly in the discretion of the Board of Directors.

                                    (i)     Dividends or distributions on shares
                                            of any series shall be paid only out
                                            of earned surplus or other lawfully
                                            available assets belonging to such
                                            series.

                                    (ii)    Inasmuch as one goal of the
                                            Corporation is to qualify as a
                                            "regulated investment company" under
                                            the Internal Revenue Code of 1986,
                                            as amended, or any successor or
                                            comparable statute thereto, and
                                            Regulations promulgated thereunder,
                                            and inasmuch as the computation of
                                            net income and gains for federal
                                            income tax purposes may vary from
                                            the computation thereof on the books
                                            of the Corporation the Board of
                                            Directors shall have the

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                                            power, in its discretion, to
                                            distribute in any fiscal year as
                                            dividends, including dividends
                                            designated in whole or in part as
                                            capital gains distributions amounts
                                            sufficient, in the opinion of the
                                            Board of Directors, to enable the
                                            Corporation to qualify as a
                                            regulated investment company and to
                                            avoid liability for the Corporation
                                            for federal income tax in respect of
                                            that year. In furtherance, and not
                                            in limitation of the foregoing, in
                                            the event that a series has a net
                                            capital loss for a fiscal year, and
                                            to the extent that the net capital
                                            loss offsets net capital gains from
                                            such series the amount to be deemed
                                            available for distribution to that
                                            series with the net capital gain may
                                            be reduced by the amount offset.
                  (c) In the event of the liquidation or dissolution of the Corporation, holders of shares of capital stock of each series shall be entitled to receive, as a series, out of the assets of the Corporation available for distribution to such holders, but other than general assets not belonging to any

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                           particular series, the assets belonging to such
                           series; and the assets so distributed to the holders of shares of capital stock of any series shall be distributed, subject to the provisions of subsection
                           (d) of this Section 7, among such stockholders in proportion to the number of shares of such series held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular series and available for distribution shall be made to the holders of all series in proportion to the net asset value of the respective series determined in accordance with the charter of the Corporation.
                  (d) The assets belonging to any series shall be charged with the liabilities in respect to such series and shall also be charged with their share of the general liabilities of the Corporation, in proportion to the asset value of the respective series determined in accordance with the charter of the Corporation. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves as to the allocation of the same as to a given series, and as to whether the same or

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                           general assets of the Corporation are allocable to
                           one or more classes.
         Section 8. Any fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including without limitation the right to vote and the right to receive dividends.
         Section 9. No holder of shares of Common Stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any shares of the Common Stock of the Corporation of any class or series which it may issue or sell (whether out of the number of shares authorized by the Articles of Incorporation, or out of any shares of the Common Stock of the Corporation acquired by it after the issue thereof, or otherwise).
         Section 10. All persons who shall acquire any shares of capital stock of the Corporation shall acquire the same subject to the provisions of the charter and By-Laws of the Corporation. All shares of Common Stock of the Corporation issued on or before the date of the filing of this amendment to the Articles of Incorporation shall without further act of the Board of Directors or the holders of such shares be deemed to be shares of Class Common Stock.

                                    ARTICLE V
                                    Directors

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         The initial number of directors of the Corporation shall be three, and the names of those who shall act as such until the first meeting of stockholders and until their successors are duly elected and qualified are as follows:
                                  Jon A. Boscia
                               Priscilla S. Brown
                                 David A. Berry

However, the By-Laws of the Corporation may fix the number of directors at no less than three and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors within a limit specified in the By-Laws (provided that, if there are no Shares outstanding, the number of directors may be less than three but not less than one), and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders.
         The By-Laws of the Corporation may divide the directors of the Corporation into classes and prescribed the tenure of office of the several classes; but no class shall be elected for a period shorter than one year or for a period longer than five years and the term of office of at least one class shall expire each year.
                                   ARTICLE VI
                                  Miscellaneous

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         The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting, and regulating the powers of the Corporation, the directors and the stockholders.
         Section 1. The Board of Directors shall have the management and control of the property, business and affairs of the Corporation and is hereby vested with all the powers possessed by the Corporation itself so far as is not inconsistent with law or these Article of Incorporation. In furtherance and without limitation of the foregoing provisions, it is expressly declared that subject to these Articles of Incorporation, the Board of Directors shall have power:
                  (a) To make, alter, amend or repeal from time to time the By-Laws of the Corporation except as such power may otherwise be limited in the By-Laws.
                  (b) To issue shares of any class or series of the capital stock of the Corporation.
                  (c) To authorize the purchase of shares of any class or series in the open market or otherwise, at prices not in excess of their net asset value for shares of that class, series or class within such series determined in accordance with subsections
                           (a) and (b) of Section 6 of Article V hereof, provided that the Corporation has assets legally available for such purpose and to pay for such

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                           shares in cash, securities or other assets then
                           held or owned by the Corporation.
                  (d) To declare and pay dividends and distributions from funds legally available therefor on shares of such class or series, in such amounts, if any, in such manner (including declaration by means of a formula or other similar method of determination whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration) and to the holders of record as of such date, as the Board of Directors may determine.
                  (e) To take any and all action necessary or appropriate to maintain a constant net asset value per share for shares of any class, series or class within such series.
         Section 2. Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles applied by or pursuant to the direction of the Board of Directors or as otherwise required or permitted by the Securities and Exchange Commission, shall be final and conclusive, and shall be binding upon the Corporation and all holders of shares, past, present and future, of each class or series, and shares are issued and sold on the condition and undertaking, evidenced by acceptance of certificates for such shares by, or confirmation of such shares

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being held for the account of any stockholder, that any and all such determinations shall be binding as aforesaid.
         Nothing in this Section 2 shall be construed to protect any director or officer of this Corporation against liability to the Corporation or its stockholders to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
         Section 3. The directors of the Corporation may receive compensation for their services, subject, however, to such limitations with respect thereto as may be determined from time to time by the holders of shares of capital stock of the Corporation.
         Section 4. Except as required by law, the holders of shares of capital stock of the Corporation shall have only such right to inspect the records, documents, accounts and books of the Corporation as may be granted by the Board of Directors of the Corporation.
         Section 5. Any vote of the holders of shares of capital stock of the Corporation authorizing liquidation of the Corporation or proceedings for its dissolution may authorize the Board of Directors to determine, as provided herein, or if provision is not made herein in accordance with generally accepted accounting principles, which assets are the assets belonging to the Corporation or any series thereof available for distribution to the holders of the Corporation or any series

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thereof (pursuant to the provisions of Section 7 of Article V hereof) and may divide or authorize the Board of Directors to divide such assets among the stockholders of the shares of capital stock of the Corporation or any series thereof in such manner as to ensure that each such holder receives an amount from the proceeds of such liquidation or dissolution that such holder is entitled to, as determined pursuant to the provisions of Sections 3 and 7 of
Article V hereof.

                                   ARTICLE VII
                                   Amendments
         The Corporation reserves the right from time to time to amend, alter or repeal any of the provisions of these Articles of Incorporation (including any amendment that changes the terms of any of the outstanding Shares by classification, reclassification or otherwise), and to add or insert any other provisions that may under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article VII.

                         -----------------------------

         The term "Articles of Incorporation" as used herein and in the By-Laws of the Corporation shall be deemed to mean these

                                      -21-

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Articles of Incorporation as from time to time amended and restated.
         I acknowledge this document to be my act and state under the penalties of perjury that with respect to all matters and facts herein, to the best of my knowledge, information and belief such

                                      -22-

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matters and fact are true in all material respects and that this statement is made under the penalties of perjury.


                                                     /s/ Helen J. McSweeney
                                                     --------------------------
                                                            Helen J. McSweeney












February 14, 1997

Approved and received for record by the State Department of Assessments and Taxation of Maryland August 12, 1993 at 10:10 o'clock A.M. as in conformity with law and ordered recorded.


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

                         LINCOLN RENAISSANCE FUNDS, INC.

                              ARTICLES OF AMENDMENT



         Lincoln Renaissance Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Articles of Incorporation of the Corporation is hereby amended by striking out the first sentence of Article FIFTH of the Articles of Incorporation and inserting in lieu thereof the following:

                                  ARTICLE FIFTH

                                    Directors

         The initial number of directors of the Corporation shall be 9, and the names of those who shall act as such until the first meeting of stockholders and until their successors are duly elected and qualified are as follows:

         Jon Boscia                  Jorge Castro              Charles Freund
         Priscilla Brown             Adela Cepeda              Gary McPhail
         Richard Burridge            Roger Deshaies            Barbara Peck

         SECOND: The Board of Directors of the Corporation by a unanimous written consent dated September 20, 1993 duly adopted a resolution in which was set forth the foregoing amendment to the Articles of Incorporation.

         THIRD: The remainder of the Articles of Incorporation shall remain in full force and effect.

         FOURTH: The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth has been duly advised, approved and adopted by the Board of Directors of the Corporation there being no stock outstanding or subscribed for at the time of approval.

         FIFTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

         IN WITNESS WHEREOF, the officers of the Corporation who executed on behalf of said corporation these Articles of Amendment hereby acknowledge, in the name and on behalf of said corporation these Articles of Amendment to be the corporate act of said corporation and further certify, under the penalties of perjury, that, to the best of their knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, all of this 30th day of September, 1993.



Attest:                                        Lincoln Renaissance Funds, Inc.



C. Suzanne Womack                                   Jon A. Boscia
C. Suzanne Womack, Secretary                        Jon A. Boscia, President


Approved and received for record by the State Department of Assessments and Taxation of Maryland October 1, 1993 at 10:20 o'clock A.M. as in conformity with law and ordered recorded.

                         LINCOLN RENAISSANCE FUNDS, INC.
                              ARTICLES OF AMENDMENT



         Lincoln Renaissance Funds, Inc., a Maryland corporation having it principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

         FIRST: The Articles of Incorporation of the Corporation is hereby amended by striking out Article I of the Articles of Incorporation and inserting in lieu thereof the following:

                                    ARTICLE I


                           The name of the corporation (hereinafter called the "Corporation") is Lincoln Advisor Funds, Inc.

         SECOND: Article IV, Section I of the Articles of Incorporation currently reads as follows:

                           Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue is One Million (1,000,000) shares of the par value of $.01 per share and of the aggregate par value of $10,000 to be divided initially into four classes, consisting of 250,000 shares of Class A Common Stock, 250,000 shares of Class B Common Stock, 250,000 shares of Class C Common Stock and 250,000 shares of Class D Common Stock.

         THIRD: The Articles of Incorporation of the Corporation is hereby amended by striking out Article IV, Section 1 of the Articles of Incorporation and inserting in lieu thereof the following:

                           "Section 1. The total number of shares of capital stock which the Corporation has authority to issue is Eight Hundred Ten Million (810,000,000) shares of common stock (the "Shares") of the par value of $.01 per share and of the aggregate par value of $8,100,000 divided into four classes, consisting of 360,000,000 shares of Class A Common Stock, 210,000,000 shares of Class B Common Stock, 120,000,000 shares of Class C Common Stock and 120,000,000 shares of Class D Common Stock (any class(es) or series of Shares from time to time created by the Board of Directors being herein referred to individually as a "Class" and collectively as "Classes"). The Board of Directors of the Corporation shall have the power and authority to classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such unissued Shares. The Board of Directors of the Corporation shall have the power and authority to increase or decrease the aggregate number of Shares of any Class that the Corporation has authority to issue. The Board of Directors has classified 70,000,000 Shares as shares of the Lincoln Growth and Income Portfolios; 70,000,000 Shares as shares of the Lincoln Enterprise Portfolio; 70,000,000 Shares as shares of the Lincoln U.S. Growth Portfolio; 70,000,000 Shares as shares of the Lincoln World Growth Portfolio; 70,000,000 Shares as shares of the Lincoln New Pacific Portfolio; 70,000,000 Shares as shares of the Lincoln Government Income Portfolio; 70,000,000 Shares as shares of the Lincoln Corporate Income Portfolio; 70,000,000 Shares as shares of the Lincoln Tax-Free Income Portfolio; and 250,000,000 Shares as shares of the Lincoln Cashfund Portfolio. Each of these portfolios, with the exception of the Lincoln Cashfund Portfolio, will be divided into four Classes, consisting of 10,000,000 shares of Class A common stock, 20,000,000 shares of Class B common stock, 15,000,000 shares of Class C common stock and 15,000,000 shares of Class D common stock. The Lincoln Cashfund Portfolio will be divided into two Classes, consisting of 200,000,000 shares of Class A common stock and 50,000,000 shares of Class B common stock.

         FOURTH: The information required by subsection (b)(a)(i) ss.2-607 of the Maryland General Corporation Law is not changed by these Articles of Amendment.

         FIFTH: The Board of Directors of the Corporation by a unanimous written consent dated November 23, 1993 duly adopted a resolution in which was set forth the foregoing amendments to the Articles of Incorporation.

         SIXTH: The sole stockholder of the Corporation by a unanimous written consent dated November 23, 1993 duly approved the foregoing amendments to the Articles of Incorporation.

         SEVENTH: The remainder of the Articles of Incorporation shall remain in full force and effect.

         EIGHTH: The amendments of the Articles of Incorporation of the Corporation as hereinafter set forth have been duly advised, approved, and adopted by the Board of Directors of the Corporation.

         IN WITNESS WHEREOF, the officers of the Corporation who executed on behalf of said corporation these Articles of Amendment hereby acknowledge, in the name and on behalf of said corporation, these Articles of Amendment to be the corporate act of said corporation and further certify, under the penalties of perjury, that, to the best of their knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects all on this 23rd day of November, 1993.


                                         Lincoln Renaissance Funds, Inc.



                                         Jon A. Boscia
                                         Jon A. Boscia, President


Attest:



C. Suzanne Womack
C. Suzanne Womack, Secretary

Approved and received for record by the State Department of Assessments and Taxation of Maryland November 29, 1993 at 10:24 A.M. as in conformity with law and ordered recorded.

                           LINCOLN ADVISOR FUNDS, INC.
                              ARTICLES OF AMENDMENT
                        CHANGING NAME OF CORPORATION AND
                           NAMES OF CLASSES OF SHARES
                        PURSUANT TO MGCL SECTION 2-605(B)


         LINCOLN ADVISOR FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Trustees of Maryland that:
         FIRST: The Charter of the Corporation is hereby amended to provide that the name of the Corporation is changed to "Delaware Group Adviser Funds, Inc."
         SECOND: The Charter of the Corporation is hereby amended by changing the designation of Classes of Shares referred to in Article IV, Section 1 as follows:

         From:                                          To:
         ----                                           --
         Lincoln Enterprise Portfolio                   Enterprise Fund
         Lincoln U.S. Growth Portfolio                  U.S. Growth Fund
         Lincoln World Growth Portfolio                 World Growth Fund
         Lincoln New Pacific Portfolio                  New Pacific Fund
         Lincoln Government Income Portfolio            Federal Bond Fund
         Lincoln Corporate Income Portfolio             Corporate Income
                                                        Fund

         SECOND: The amendment does not change the outstanding capital stock of the Corporation or the aggregate par value thereof.
         THIRD: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law.

         FOURTH: The Corporation is registered as an open-end company under the Investment Company act of 1940.
         FIFTH: The foregoing amendment to the Charter of the Corporation shall become effective at 8:59 a.m. on May 6, 1996.
         IN WITNESS WHEREOF, LINCOLN ADVISOR FUNDS, INC., has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary on May 3, 1996.

                                LINCOLN ADVISOR FUNDS, INC.

                                /s/ Ann L. Warner
                                -----------------------------
                                Ann L. Warner
                                Vice President

Attest:



/s/ C. Suzanne Womack
-----------------------------
C. Suzanne Womack, Secretary


         The undersigned, Vice President of LINCOLN ADVISOR FUNDS, INC., who executed on behalf of said corporation the foregoing Articles of Amendment to the Charter of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation, the foregoing amendments to the Charter to be the corporate act of said corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                /s/ Ann L. Warner
                                ---------------------
                                Ann L. Warner
                                Vice President



Approved and received for record by the State Department of Assessments and Taxation of Maryland May 3, 1996 at 3:23 o'clock P.M. as in conformity with law and ordered recorded. (Effective date: 05/06/96) at 8:59 A.M.

                       DELAWARE GROUP ADVISER FUNDS, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION



         Delaware Group Adviser Funds, Inc. (formerly Lincoln Advisor Funds, Inc.), a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland, that:

         FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SECOND: The total number of shares of all classes of capital stock which the Corporation has authority to issue is Eight Hundred Ten Million (810,000,000) shares of common stock, par value of $0.01 each, having an aggregate par value of $8,100,000, and the total number of shares of common stock that the Corporation has authority to issue is not being increased or decreased.

         THIRD: Heretofore, the number of authorized shares of which the Corporation has authority to issue was divided into four classes of shares, consisting of 360,000,000 Class A Common Stock shares, 210,000,000 Class B Common Stock shares, 120,000,000 Class C Common Stock shares and 120,000,000 Class D Common Stock shares.

         FOURTH: In accordance with Section 2-105(c) of the Maryland General Corporation Law, and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on February 23, 1996, the number of authorized shares allocated to the Corporation's four classes of shares is hereby reduced such that the four classes of shares of common stock of the Corporation shall consist of 120,000,000 Class A Common Stock shares, 120,000,000 Class B Common Stock shares, 90,000,000 Class C Common Stock shares and 90,000,000 Class D Common Stock shares, such Class D Common Stock shares hereafter to be known as the Institutional Class of shares.

         FIFTH: In accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on February 23, 1996, the 70,000,000 shares that are currently classified and allocated to the Lincoln Growth and Income Portfolio, the 70,000,000 shares that are currently classified and allocated to the Lincoln Tax-Free Income Portfolio, and the 250,000,000 shares that are currently classified and allocated to the Lincoln Cashfund Portfolio, are hereby declassified, and such shares are restored to the status of authorized but unissued and unclassified shares of the Corporation at the time that there are no shares of such portfolios issued and outstanding.

         SIXTH: After giving effect to the decrease in the number of shares of common stock allocated to each class of common stock of the Corporation, as well as the declassification of the shares previously classified and allocated to three of the portfolios of the Corporation, the total number of shares of capital stock which the Corporation currently has authority to issue remains at Eight Hundred Ten Million (810,000,000) shares of common stock, par value $0.01 per share, with an aggregate par value of Eight Million One Hundred Thousand Dollars ($8,100,000). Three Hundred Ninety Million (390,000,000) of the total authorized shares of common stock are unissued and unclassified, and the remaining Four Hundred Twenty Million (420,000,000) of the total authorized shares of common stock have been classified into six separate portfolios of investments (or funds) (each a "Series"), each of which is further subdivided and classified into classes as follows:

            Names of Series                 Number of
          and Classes Thereof                Shares
          -------------------               ---------

1.     Enterprise Fund
       (a)    Class A common stock          20,000,000
       (b)    Class B common stock          20,000,000
       (c)    Class C common stock          15,000,000
       (d)    Class D common stock          15,000,000
                                            ----------
                                                                 70,000,000
2.     U.S. Growth Fund
       (a)    Class A common stock          20,000,000
       (b)    Class B common stock          20,000,000
       (c)    Class C common stock          15,000,000
       (d)    Class D common stock          15,000,000
                                            ----------
                                                                 70,000,000
3.     World Growth Fund
       (a)    Class A common stock          20,000,000
       (b)    Class B common stock          20,000,000
       (c)    Class C common stock          15,000,000
       (d)    Class D common stock          15,000,000
                                            ----------
                                                                 70,000,000
4.     New Pacific Fund
       (a)    Class A common stock          20,000,000
       (b)    Class B common stock          20,000,000
       (c)    Class C common stock          15,000,000
       (d)    Class D common stock          15,000,000
                                            ----------
                                                                 70,000,000

            Names of Series                 Number of
          and Classes Thereof                Shares
          -------------------               ---------

5.     Federal Bond Fund
       (a)    Class A common stock          20,000,000
       (b)    Class B common stock          20,000,000
       (c)    Class C common stock          15,000,000
       (d)    Class D common stock          15,000,000
                                            ----------
                                                                 70,000,000
6.     Corporate Income Fund
       (a)    Class A common stock          20,000,000
       (b)    Class B common stock          20,000,000
       (c)    Class C common stock          15,000,000
       (d)    Class D common stock          15,000,000
                                            ----------
                                                                 70,000,000

                 Total of Classified Shares                     420,000,000
                 Authorized, Unissued, Unclassified Shares      390,000,000
                                                                ===========
                 Total Authorized Shares                        810,000,000

         SEVENTH: The shares of common stock declassified, reallocated and reclassified as described above have been duly reclassified by the Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation, as amended.

         EIGHTH: These Articles Supplementary shall become effective at 9:00 a.m. on May 6, 1996.

         IN WITNESS WHEREOF, DELAWARE GROUP ADVISER FUNDS, INC., has caused these presents to be signed in its name and on its behalf by its Senior Vice President and attested by its Assistant Secretary on May 3, 1996.

                                         DELAWARE GROUP ADVISER FUNDS, INC.


                                         By: /s/ George M. Chamberlain, Jr.
                                             --------------------------------
                                             George M. Chamberlain, Jr.
                                             Senior Vice President


Attest: /s/ Eric E. Miller
        --------------------------
        Assistant Secretary


         THE UNDERSIGNED, Senior Vice President of Delaware Group Adviser Funds, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                       /s/ George M. Chamberlain, Jr.
                                       ------------------------------------
                                       George M Chamberlain, Jr.
                                       Senior Vice President

                       DELAWARE GROUP ADVISER FUNDS, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION


         Delaware Group Adviser Funds, Inc. (formerly Lincoln Advisor Funds, Inc.), a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland, that:

         FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SECOND: The Corporation currently has authority to issue a total of Eight Hundred Ten Million (810,000,000) shares of common stock, par value $.01 per share, with an aggregate par value of Eight Million One Hundred Thousand Dollars ($8,100,000). Three Hundred Ninety Million (390,000,000) of the total authorized shares of common stock are unissued and unclassified, and the remaining Four Hundred Twenty Million (420,000,000) shares of common stock have been classified into six separate portfolios of investments (or funds) (each a "Series"), each of which is further subdivided into classes as follows:


            Names of Series                     Number of
          and Classes Thereof                    Shares
          -------------------                   ---------

1.     Enterprise Fund
       (a)    Class A common stock              20,000,000
       (b)    Class B common stock              20,000,000
       (c)    Class C common stock              15,000,000
       (d)    Class D common stock              15,000,000
                                                ----------
                                                                    70,000,000
2.     U.S. Growth Fund
       (a)    Class A common stock              20,000,000
       (b)    Class B common stock              20,000,000
       (c)    Class C common stock              15,000,000
       (d)    Class D common stock              15,000,000
                                                ----------
                                                                    70,000,000
3.     World Growth Fund
       (a)    Class A common stock              20,000,000
       (b)    Class B common stock              20,000,000
       (c)    Class C common stock              15,000,000
       (d)    Class D common stock              15,000,000
                                                ----------
                                                                    70,000,000

            Names of Series                     Number of
          and Classes Thereof                    Shares
          -------------------                   ---------

4.     New Pacific Fund
       (a)    Class A common stock              20,000,000
       (b)    Class B common stock              20,000,000
       (c)    Class C common stock              15,000,000
       (d)    Class D common stock              15,000,000
                                                ----------
                                                                    70,000,000
5.     Federal Bond Fund
       (a)    Class A common stock              20,000,000
       (b)    Class B common stock              20,000,000
       (c)    Class C common stock              15,000,000
       (d)    Class D common stock              15,000,000
                                                ----------
                                                                    70,000,000
6.     Corporate Income Fund
       (a)    Class A common stock              20,000,000
       (b)    Class B common stock              20,000,000
       (c)    Class C common stock              15,000,000
       (d)    Class D common stock              15,000,000
                                                ----------
                                                                    70,000,000

                 Total of Classified Shares                        420,000,000
                 Authorized, Unissued, Unclassified Shares         390,000,000
                                                                   ===========
                 Total Authorized Shares                           810,000,000

         THIRD: These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

         FOURTH: The Board of Directors hereby reclassifies the unissued Class B shares of common stock within each Series in such manner that they shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that the Class B shares of common stock within each Series currently have under the Charter of the Corporation subject, however, while remaining as part of the same class of shares as any already outstanding Class B shares of common stock of the same Series, to the following: At such times (which may vary among the holders of the Class B shares of common stock of each Series), as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules of the National Association of Securities Dealers, Inc., and reflected in the pertinent registration statement of the Corporation, the Class B shares of common stock of each Series may be automatically converted into Class A shares of common stock of the same Series based on the relative net asset values of such Class B shares of common stock and Class A shares of common stock of the particular Series at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

         FIFTH: The shares of common stock reclassified as described above have been duly reclassified by the Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation, as amended.

         SIXTH: These Articles Supplementary shall become effective at 9:01 a.m. on May 6, 1996.

         IN WITNESS WHEREOF, Delaware Group Adviser Funds, Inc. has caused these presents to be signed as of the 3rd day of May, 1996, in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all materials respects, and that this statement is made under the penalties of perjury.


                                      DELAWARE GROUP ADVISER FUNDS, INC.




                                      By: /s/ George M. Chamberlain, Jr.
                                          ------------------------------------
                                          George M. Chamberlain, Jr.
                                          Senior Vice President
ATTEST:


/s/ Eric E. Miller
-----------------------
Assistant Secretary

         THE UNDERSIGNED, Senior Vice President of Delaware Group Adviser Funds, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                              /s/ George M. Chamberlain, Jr.
                                              ---------------------------------
                                              George M Chamberlain, Jr.
                                              Senior Vice President